EXHIBIT 10.14

            THIS AGREEMENT, made the 1st day of April, 1997 by and between

                        JUNTO INVESTMENTS
                        33 Cotters Lane
                        East Brunswick, New Jersey  08816

(hereinafter called the "Landlord"); and

                        WEIGHT WATCHERS NORTH AMERICA, INC.
                        175 Crossway Park West
                        Woodbury, NY  11797

(hereinafter called the "Tenant").

                              W I T N E S S E T H:

            WHEREAS, the Landlord owns certain lands and premises in the Township of Paramus, County of Bergen, and State of New Jersey, located on the parcel described as Lot 4 in Block 5304 situated in the Paramus Industrial Park, County of Bergen, New Jersey, and containing 113,400 square feet of building, (the "Premises"); and

            WHEREAS, the Landlord intends to lease to the Tenant that portion of said building containing approximately 14, 360 square feet, outside dimensions, as shown on Schedule "A" annexed hereto and made a part hereof (the "Leased Premises");

            NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant; and the Tenant does rent and take from the Landlord the Leased Premises as described in Article #1 hereof and the Landlord and Tenant do hereby mutually covenant and agree as follows:

      1.    LEASED PREMISES

            The Leased Premises shall consist of (that portion of a one-story building) approximately 14,360 square feet outside dimensions located on a portion of the Premises as shown in Schedule "A". The Leased Premises shall be altered in accordance with plans and specifications as shall be mutually approved in writing by the Landlord and Tenant, and shall be incorporated by reference herein, made a part hereof and referred to as Schedule "B."

      2.    TERM OF LEASE

            (a) The Landlord leases unto the Tenant and the Tenant hires the aforementioned Leased Premises for the term of ten (10) years to commence on the earlier of (i) the date Tenant opens
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for business at the Leased Premises or (ii) or about September 1, 1997, and to terminate on August 31, 2007.

            (b) If the Landlord is unable to give possession of the Leased Premises on or before September 1, 1997 due to the fact that the work set forth in Schedule "B" is not sufficiently completed or for any reason whatsoever, the Landlord shall not be subject to any liability for the failure to give possession on said date. Under such conditions, the rent to the paid herein shall not commence until the possession of the Leased Premises is given or made available for occupancy by the Tenant. No such failure to give possession on the date of commencement shall affect the validity of the Lease or the obligations of the Tenant hereunder.

            (c) Provided the Tenant is not in default under any of the terms, covenants or conditions of this Lease, Tenant shall have the right to cancel this Lease on or after the 60th month of the term provided twelve (12) months prior written notice of its intent to cancel is delivered by Tenant to Landlord. Should Tenant exercise its cancellation right, Tenant agrees to pay Landlord (at the time of its notice of cancellation) the following: (i) $43,000.00, and (ii) the unamortized portion of the real estate brokerage commission in the amount of $26,925.00 ($107,700.00 x 5 years x 5%).

      3.    FIXED BASE RENT

            (a) (i) Subject to adjustment as provided in paragraph 3(a)(ii), the fixed annual basic rent during the term of this Lease shall be $107,700.00 per year payable by the Tenant in equal monthly installments of $8,975.00 each on or before the first day of each month, in advance, except that the Tenant shall pay the first monthly installment on the execution hereof.

                  (ii) Landlord and Tenant will consult and agree on the specifications for alterations and improvements to the Leased Space. After agreement on the specifications, Landlord shall provide to Tenant an estimate of the cost for performing the alterations and improvements which cost shall be reviewed by Tenant and approved or rejected within five (5) business days of Tenant's receipt of same. After Tenant's approval of the cost of the alterations and improvements Landlord shall perform the work to make the alterations and improvements at the approved cost. Landlord shall pay the first $70,000.00 of the cost of such alterations and improvements. The balance of the cost will be paid by Tenant either in a lump sum or monthly over the term of the lease. Tenant will promptly notify Landlord as to whether it elects to pay its portion of such costs in a lump sum or over the term of the lease in which event if the payment is to be made by a lump sum the payment will be made by Tenant within 15 days of the date of Tenant's receipt of Landlord's invoice and if the payment is to be made over the remaining term of the lease then the base rent payable by Tenant pursuant to paragraph (3)(a)(i) above shall be increased by $13.10 per month for each one thousand dollars (or pro-rated portion thereof) of Tenant's share of the cost of such improvements (as in example, if the total cost of the construction of the improvements is $230,500.00 Landlord's share will be $70,000.00 and Tenant's share will be $160,500.00. If Tenant elects to pay such sum over the remaining term of the lease the base rent as set forth above will be increased by $2,102.55 per month, which is calculated by taking the Tenant's share
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of the cost ($160,500.00) divided by 1000, and multiplying the result (160.5)
times $13.10 which equals $2,102.55 per month) and the Tenant will enter into an amendment to the lease confirming the revised amount of base rent payable pursuant to paragraph 3 above and confirming both the commencement date and termination date of the term of the lease.

            (b) All rents due herein and other sums due under the Lease shall be paid in U.S. funds payable on a U.S. bank at the office of the Landlord or at such other place designated by Landlord from time to time, without any prior demand and without any deduction or set-off whatsoever except as otherwise provided herein promptly on the dates due.

            (c) In those instances where Tenant is required to pay additional rent herein; Tenant's proportionate share shall be on the basis of 14,360 square feet over 113,400 square feet. If Tenant's actual use is more than that of other tenants then the basis for the computing of said additional rent shall be reasonably adjusted based on such actual use.

            (d) Any additional rent required to be paid by Tenant shall be due and payable no later than ten (10) days of the date of receipt by Tenant of statement by Landlord.

            (e) Tenant hereby acknowledges that late payment to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any rent or other sums due from Tenant is not received by Landlord within ten (10) days after its due date, than Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus costs and reasonable attorneys' fees, if any, incurred by Landlord to collect amounts due from Tenant. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to each overdue amount or estop Landlord from exercising any of the other rights and remedies provided under this Lease or at law. Payment by Tenant of any Rent, Percentage Rent, Additional Rent and/or charges with knowledge of the breach of any covenant or condition of this Lease by Landlord shall not be deemed a waiver by Tenant of such breach.

      4.    USE

            Tenant shall use the Leased Premises for warehousing and offices subject to and in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all government authorities, including the fire insurance rating organization and Board of Fire Underwriters and any similar bodies having jurisdiction over the Leased Premises. Tenant warrants to the Landlord it will not permit any flammable or hazardous materials to enter, be stored, used or remain on the Leased Premises.

      5.    REPAIRS AND MAINTENANCE
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            (a) The Tenant shall, at it own cost and expense, make all repairs and replacements to the Leased Premises, except structural (structural defined as load bearing walls, steel, foundation and roof structure not including roof membrane), including the maintenance of same as the same may be required during the term of this Lease, provided that any damage to the foregoing is not caused by the negligence or other such intentional act of the Landlord, its servants, employees or agents.

            (b) The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage, disfigurement or injury to the Leased Premises, or any overloading of the floors of the building constituting part of the Leased Premises.

            (c) The Tenant expressly covenants and agrees at its sole expense to replace with similar quality glass any broken glass in the windows, doors or other apertures of the Leased Premises which may become damaged or injured.

            (d) (i) The Landlord, at Tenant's cost and expense based on Tenant's proportionate share per Section 3(c), shall maintain, repair and keep free and clear of ice and snow, the driveways and parking areas.

                  (ii) The Tenant shall at its coat and expense, maintain, repair and keep free and clear of ice and snow the sidewalks, steps and approach sidewalks to the Leased Premises; and the Tenant shall further, at its own cost and expense, keep the exterior of the Leased Premises free and clear of paper and other debris so as to keep same in a good and orderly manner as reasonably prescribed by Landlord.

                  (iii) In the event the Landlord expends any amounts in fulfilling the Tenant's obligation herein, then the Tenant shall pay as additional rent its proportionate share of such amounts expended as provided under the formula in Article 3 hereof.

            (e) (i) The Landlord agrees to maintain the roof membrane of the Leased Premises for the Tenant upon the payment by the Tenant of the sum of $100.00 per month during the first five (5) years of the term of this Lease and $120.00 per month during the last five (5) years of the term. The maintenance of the roofing membrane shall consist of a combination of inspections and repairs as Landlord deems necessary. Tenant shall immediately notify the Landlord in writing of any leaks or damage to the roof membrane and the Landlord shall use his best efforts to correct same. However, the Landlord assumes no responsibility for any damage to Tenant's property or any third party's property held by Tenant in the Leased Premises for any reason or causes whatsoever.

                  (ii) It is further understood and agreed that should the Tenant elect to maintain the roof, then the payment under (i) above shall cease thirty days after receipt of written notice by the Landlord from the Tenant; and Landlord shall have no further obligations to maintain the roof membrane on behalf of Tenant.
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            (f) The Landlord shall contract for and bill the Tenant its proportionate share for all landscape maintenance as to Premises as described above, such maintenance shall conform with existing standards set forth by Paramus Industrial Park, Paramus, New Jersey. Tenant, upon receipt of said bill, shall promptly pay same. Such amount shall be treated as additional rent due hereunder. Additionally, Landlord, at its sole cost and expense, shall maintain in good condition and repair the foundation, structural supports, exterior walls (excluding store fronts, doors or door frames, windows, window glass and plate glass) and exterior painting. Landlord, at Tenant's proportionate share of the cost and expense, shall maintain and repair the unexposed and exterior electrical systems to the point of entry to the Premises and the sewer lines serving the Premises provided that if Tenant's proportionate share of any such maintenance or repair shall exceed $25,000.00 per occurrence the amount of the repair will be amortized over the useful life of the system so repaired and Tenant shall be responsible to pay to Landlord that portion of the amortized cost as is attributable to the remaining term of this Lease. Except in the event of any emergency, Landlord shall not be liable to Tenant for failure to make repairs as herein specifically required unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period of time following receipt of such notification.

      6.    UTILITIES

            The Tenant shall be responsible for, and at its own cost and expenses, shall arrange with Public Service Electric & Gas Co. for electric and/or gas and shall pay all utility meter charges, deposits, service charges and use of utilities, including gas, electric, water, sewer, garbage disposal and standby sprinkler charges, if any. All utilities not separately metered shall be assessed against Tenant and other tenants sharing same as provided in the formula in Article 3(c).

      7.    TAXES

            (a) The Tenant shall pay as additional rent its proportionate share of all real estate and personal property taxes assessed against the Leased Premises including the land and buildings (including such added assessment or omitted assessment which may be levied against the premises for the year following this Lease) by the Township of Paramus, during the term of this Lease, said obligation to commence and be prorated as of the date of commencement of this Lease and as of the date of termination hereunder. In addition to the obligation to pay real estate taxes as hereinabove set forth, the Tenant shall, during the term of this Lease, pay, as additional rent, its proportionate share of any levy for the installation of local improvements and any municipal license fees affecting the Leased Premises or the building in which the Leased Premises is located as may be assessed by any governmental agencies, boards or bureaus having jurisdiction thereof. Nothing contained herein shall be construed to include as a tax which shall be the basis of real estate taxes, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord. The Landlord represents that the storm sewer, sanitary sewer, fully paved street and curbs have been installed by the Landlord, at its cost and expense and accepted by the Township of Paramus. Any assessment or imposition for capital or public improvements which may be
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payable by law at the option of the taxpayer in installments, shall be paid by the Tenant with any interest that may be due thereon before any fine, penalty, interest or cost shall be added thereto, and all such payments shall be apportioned over term remaining on this Lease and those payments due after the expiration of this Lease shall be the obligation of the Landlord. With respect to any special assessments which may be levied as part of the Taxes, Tenant shall have the right to pay such assessments in equal installments over the longest legally available period, whether or not Landlord elects to pay in installments, provided that Landlord has the option of paying said assessment over the longest period of time. If Landlord secures an abatement or refund of any Taxes, Tenant shall receive its proportionate share of the amount of such abatement or refund (i.e., the net amount remaining after paying all reasonable costs and expenses of securing the abatement or refund, including reasonable attorneys' fees) as a credit to be applied by Landlord against Rent next becoming due (or, if no further Rent is due from Tenant, by a cash payment by Landlord to Tenant).

            (b) In the event the Tenant wishes to contest any assessment or levy of taxes on the Leased Premises herein, the Landlord covenants and agrees that it will lend its name and execute all papers necessary to aid the Tenant in contesting or litigating said assessment; provided, however, that said litigation or contest shall be at the cost and expense of the Tenant, and shall not affect Landlord's ownership of or title to premises or cause forfeiture thereof.

            (c) The Tenant shall deposit with the Landlord at the signing of this Lease an amount of money equal to three (3) months of estimated real estate taxes, to be used by Landlord to pay that portion of real estate payable under this Lease by Tenant. Thereafter Tenant shall pay to Landlord with each monthly rent payment an amount equal to one-twelfth (1/12th) of the estimated real estate taxes due hereunder.

      8.    INSURANCE

            (a) The Tenant will pay as additional rent Tenant's proportionate share of the annual insurance premium to enable Landlord to carry for the benefit of the Landlord fire insurance with full extended coverage in the broadest form obtainable, including vandalism and malicious mischief in the Paramus, New Jersey area, in an amount equivalent, in Landlord's reasonable judgment, to the full replacement value of the insurable improvements to the Premises. Said insurance, in any event, shall not be less than the amount of any first bona fide mortgage to be placed or on the Premises; and which said insurance shall be contracted with an authorized and recognized fire insurance company authorized to do business in the state of New Jersey.

            (b) The Tenant covenants and agrees that it will carry liability insurance, which said insurance shall be in the minimum amount of $2,000,000.00 per accident, and a minimum amount of $250,000.00 for property damage, and the Tenant further covenants and agrees that it will add and maintain as a party insured by such policy the interest of the Landlord and Landlord's managing agent (currently Frank A. Greek & Son, Inc.), and will furnish Landlord, prior to the commencement of the lease and thereafter at least thirty (30) days prior to the expiration of each policy, with a certificate of

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said liability insurance satisfactory to Landlord. The amount of Tenant's insurance shall not limit Tenant's liability hereunder.

            (c) It is expressly understood and agreed that all above-mentioned policies of insurance shall contain a clause that the same will not be canceled except upon thirty (30) days' written notice to any and all parties in interest. Tenant may maintain the required liability insurance in the form of a blanket policy covering other locations of Tenant in addition to the Premises; provided, however, that Tenant shall provide Landlord with a certificate of insurance specifically naming the location of the Premises and naming Landlord as required in this section, the limits of which coverage are to be in the amounts set forth in this action.

            (d) The Tenant shall place with the Landlord an amount in escrow sufficient to cover one (1) year's premium for insurance purchases by the Landlord covering Tenant's proportionate share hereunder. Thereafter Tenant shall pay to Landlord with each monthly rent payment an amount equal to one-twelfth (l/12th) of the estimated insurance escrow due hereunder.

      9.    FIXTURES

            (a) The Tenant is given the right and privilege of installing and removing (without damage to real property) his personal property, furniture, equipment and fixtures in the Leased Premises during the term of the lease, it being understood and agreed, however, that in the event of: (i) default by the Tenant under the terms and conditions of this lease; or (ii) upon the expiration of this Lease; or (iii) if the Tenant moves out or is dispossessed and fails to remove any such property, equipment and fixtures or other property within thirty
(30) days after such default or removal pursuant to the applicable terms and conditions of this Lease; then and in any such event, the said property, equipment and fixtures or other property shall be deemed, at the option of the Landlord, to be abandoned, (and become Landlord's property) or in lieu thereof, at the Landlord's option, it may remove such property and charge the reasonable cost and expense of removal and storage to the Tenant.

            (b) Anything to the contrary contained herein notwithstanding it is expressly understood and agreed that the Tenant may without injury to real property install, connect and operate equipment as may be deemed necessary by the Tenant to conduct its business subject to applicable rules and regulations of governmental agencies, boards and bureaus having jurisdiction thereof; provided, in any event, that subject to the terms and conditions of this article and article 9(a), the machinery and fixtures belonging to the Tenant shall, at all times, be considered and intended to be personal property of the Tenant, and not part of the realty, and subject to removal, by the Tenant, provided at the time of such removal that the Tenant is not in default pursuant to the terms and conditions of this Lease, and that the Tenant, at its own cost and expense, pays for any damage to the Leased Premises caused by such installation and removal.
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      10.   ASSIGNMENT AND SUBLETTING

            (a) Tenant will not assign this Lease in whole or part, nor sublet all or any part of the Leased Premises, without the prior written approval of the Landlord in each instance, which approval shall not be unreasonably withheld, provided that (i) Tenant is not in default under any of the terms and conditions of this lease and (ii) if Landlord has any concern about the environmental impact of any proposed subtenant or assignee on the Leased Premises any such concern shall be deemed to be a reasonable basis for withholding consent. Notwithstanding the foregoing provisions of this Article 10, Tenant shall have the right without Landlord's consent to assign this Lease or sublet all or any portion of the Leased Premises to a corporation or other entity which controls, is controlled by or is controlled in common with Tenant or to a successor by merger, consolidation or a sale of all or substantially all of the assets or the capital stock of Tenant. The term "control" as used herein shall mean holding more than fifty percent (50%) of the voting interest in such entity. Notwithstanding any approved assignment or approved sublease, the Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

            (b) If at any time during the term or any renewal term, Tenant shall have received a bona fide offer from a prospective subtenant of the Leased Premises with respect to proposed occupancy as subtenant of all or a portion of the Leased Premises, Tenant shall furnish a copy of such offer to Landlord. In addition to the right to exercise consent with respect to the proposed subtenancy, Landlord shall have the right, by written notice given to Tenant within twenty (20) days of Landlord's receipt of the copy of such offer, to agree to accept the proposed subtenant as a direct tenant of Landlord. In the event that (i) Landlord shall have given timely notice as aforesaid to Tenant,
(ii) Landlord and the prospective subtenant shall have entered into written agreement for direct tenancy by such subtenant, and (iii) such subtenant shall have entered into occupancy of the Leased Premises and commenced direct payment of rent to Landlord, then automatically upon the occurrence of all three such events, Landlord and Tenant hereunder shall be and become released from any further obligation under this Lease with respect to the portion of the Leased Premises recaptured and the Lease between Landlord and Tenant hereunder shall be deemed terminated and of no further force and effect (rental to be adjusted as of the date of termination) as to such portion of the Leased Premises. It is understood and agreed that neither party hereto shall be released from its obligations to the other party as to the recaptured portion of the Leased Premises unless and until Landlord shall have entered into an agreement in writing as aforesaid with the proposed subtenant and the term of the tenancy with such subtenant shall have commenced. Unless and until the said events shall have occurred by virtue of which Landlord and Tenant shall have been released from their obligations under this Lease with respect to the recaptured portion of the Leased Premises this Lease shall remain in full force and effect and shall continue to be binding upon Landlord and Tenant as to the entire Leased Premises.

      11.   FIRE OR OTHER CASUALTY LOSS

            (a) In case of damage by fire or other casualty to the building in which the Leased Premises is located, if the damage is so extensive as to require substantial reconstruction of such
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building, this Lease shall cease at the Landlord's option and the rent shall be apportioned as of the time of damage. Substantial reconstruction shall mean damage so extensive that the cost of restoration shall be 50% of the entire cost of the demolition of the damaged building and the erection of a new building of the same size and design shall exceed 50% of the replacement cost of the building immediately prior to such damage.

            (b) In all other cases of damages by fire or other casualty to the Leased Premises or the building of which it is a part, the Landlord shall repair (using proceeds of insurance claim) the damage with reasonable dispatch. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, governmental approvals, adjustment of insurance claims and other causes beyond the Landlord's control. In the event the Premises are completely or partially destroyed or so damaged by fire or other casualty that the Premises cannot, in Tenant's reasonable business judgment, be used by Tenant for their intended purposes, or can only be partially used by Tenant, (it being understood that Tenant, in its reasonable business judgment, shall decide whether to remain open prior to the completion of repairs to the Premises) and this Lease is not terminated as above provided, there shall be an equitable (equal to the number of days Tenant elects to close the Premises, further adjusted by the percentage of the sales area of the Premises closed) abatement of rent and other charges payable by Tenant hereunder.

            (c) If the restoration is not completed within nine (9) months after the occurrence of the fire or other casualty, Tenant shall have the right to terminate this Lease by forthwith giving written notice thereof to Landlord.

            (d) Notwithstanding anything in this Lease to the contrary, if the casualty, or the repairing or rebuilding thereof, shall render the Premises untenantable, in whole or in part, a proportionate abatement of rent and other charges payable by Tenant hereunder shall be allowed from the date when such damage occurred until the date of termination as heroin provided, said abatement to be computed on the basis of relation which the square foot area of the portion of the Premises rendered untenantable bears to Tenant's total rentable area. If more than fifty percent (50%) of the building is damaged and Landlord does not elect to terminate this Lease, Tenant may terminate this Lease, or, at its option shall not be required to occupy the Premises and rent and other charges payable by Tenant hereunder shall abate totally until the later of (a) the date that the Premises are made tenantable and Tenant commences operating its business in the Premises, or (b) seventy-five percent (75%) or more of the Building is tenantable. For purposes of this section, "untenantable" shall be defined to mean damage or destruction of the Premises to an extent that such damage or destruction prevents Tenant from conducting its business in the Premises or substantially impairs its ability to conduct its business in the Premises.

            (e) Notwithstanding anything contained herein to the contrary, if the Leased Premises are partially destroyed or damaged during the last twenty-four (24) months of the Term of this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease, as of the date of
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occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

      12.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS

            (a) Tenant shall, at Tenant's sole cost and expense, without notice or demand from Landlord, faithfully observe and comply with all laws, rules and requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to Tenant's occupancy and use of the Leased Premises. Landlord shall, in the operation of the common areas of the Building, comply with all applicable laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof. In the event any resolution or order is imposed against the common areas of the Building or the Premises, and same is not the result of Tenant's use or manner of use of the Leased Premises, the n in such event Landlord shall, with all due diligence, remedy such violation or comply with such order.

            (b) Tenant's Standard Industrial Classification Number is 7299. Tenant will immediately notify Landlord of any changes in this number during the term of this Lease. Tenant agrees to comply with all the requirements of the Industrial Site Recovery Act ("ISRA") N.J.S.A. 13:1K-6 et seq. and the Spill Compensation and Control Act ("Spill Act") N.J.S.A. 58:10-23 et seq., and all regulations promulgated in connection therewith regarding any substances or materials placed or used upon the Leased Premises by Tenant, its agents, employees or contractors. All references to ISRA and/or the Spill Act in this Lease shall be deemed to include any predecessor or successor statute(s) to same.

            (c) That in case the Tenant shall fall or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect to maintain the Leased Premises or fail to make any necessary repairs called for in the Lease, then the Landlord or the Landlord's agents may after ten (10) days' written notice, (except, in the case of an emergency, action may be taken immediately) enter Leased Premises and make such repairs, effect such maintenance and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense (including experts and reasonable attorney's fees) of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any monies remaining with Landlord. The failure by the Landlord to take any action hereunder, or the delay by Landlord in taking any action, shall not place any liability or obligation on the Landlord. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant. Notwithstanding anything contained in this Lease to the contrary, Landlord shall make no payments on behalf of Tenant until first having given Tenant prior written notice thereof and a full and fair opportunity to appear, intervene or otherwise assert and protect Tenant's rights and interests.

      13.   INSPECTION BY LANDLORD

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            (a) The Tenant agrees that the said Landlord's agents, and other representatives, shall have the right to enter into and upon Leased Premises, or any part thereof, at all reasonable hours for the purpose of inspecting the same upon reasonable advance notice, except in the event of emergency, for effecting such maintenance, making such repairs or alterations therein as may be necessary for the safety and preservation thereof. Landlord shall have the right at all reasonable times upon reasonable advance notice to Tenant (and without notice in cases of emergency), to enter the Premises to inspect, maintain, repair and/or make replacements as required under this Lease, to show the Premises to prospective purchasers of the Building, and during the last one-hundred and twenty (120) days of the term hereof, as same may be extended, to show the Premises to prospective tenants. Landlord agrees to use its best efforts to keep such entries to a minimum, and, further, during any such entry, Landlord shall use its best efforts not to disturb or inconvenience Tenant in the conduct of Tenant's business in the Premises. Except as otherwise expressly provided in this Lease, Landlord shall refrain from entering the Premises or conducting any work therein without the prior written consent of Tenant. In the event that Landlord shall enter the Premises under non-emergency situations in order to perform alterations, improvements, and/or repairs thereto, and as a result thereof, Tenant cannot, in the exercise of reasonable business judgment, operate its business and in fact closes the entire Premises to the public, Landlord agrees that rent and all other charges payable by Tenant hereunder shall be abated from the date of such closure until such time as the condition giving rise to said closure has been corrected, at which time Tenant shall resume the payments required hereunder.

      14.   RIGHT OF RE-ENTRY

            If the Leased Premises, or any part thereof, shall become vacant due to the Tenant's removal or failure to pay rent and other charges payable hereunder during the said term, or should the Tenant be evicted by summery proceedings or otherwise, the Landlord or Landlord's representatives may re-enter the same, either by force or otherwise, without being liable to prosecution therefor; and relet the Leased Premises as the Agent of the Tenant and receive rent thereof; applying the sure, first to the payment of such expenses as the Landlord may incur in reentering, and then to the payment of the rent due by these presents. The Tenant, however, shall continue to remain liable for any deficiency.

      15.   DEFAULT

            (a) It is expressly understood and agreed that subject to the terms and conditions of the within Lease, in case the Leased Premises shall be deserted or vacated due to the Tenant's removal or failure to pay rent punctually, or if default be made in the payment of the rent or other monetary obligations hereunder to be paid for by the Tenant, or any part thereof as herein specified, and such default shall continue for a period of ten (10) days after written notice from the Landlord to the Tenant, and if such default shall have not been remedied or cured within said ten (10) day period; or

            (b) If the Tenant defaults in the prompt and full performance of any of the provisions of this Lease (except those set forth in Paragraph 15(a) hereof), or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and municipal government, or if the Tenant shall file a petition in bankruptcy or arrangement, or be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, or any involuntary petition or similar pleading is filed in any court under any section of any state or federal bankruptcy act seeking to declare Tenant bankrupt or seeking a plan of reorganization for Tenant and such petition or pleading is not removed within thirty (30) days after its filing;

            (c) Then and in any such event of default under (a) and (b) above Landlord may, with or without any demand whatsoever or further notice, pursue any one or more of the following remedies: (i) Landlord shall have the right, at its election, to cancel and terminate this Lease and dispossess Tenant; or, (ii) Landlord may elect to enter and repossess the Leased Premises and relet the Leased Premises for Tenant's account, holding Tenant liable in damages for all expenses incurred in any such reletting (including without limitation advertising expenses, brokerage commissions, attorney's fees, and repairs, replacements, alterations and improvements) and for any difference between the amount of rent received from such reletting and that due and payable under the terms of this Lease; or (iii) Landlord may enter upon the Leased Premises and do whatever Tenant is obligated to do under the terms of this Lease (and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action). All such remedies of Landlord shall be cumulative, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

            (d) It is expressly understood and agreed, however, that the Landlord's right to terminate this Lease, pursuant to the terms and conditions of the foregoing subparagraph (b) as to failure to comply with said statutes, etc., of the federal, state, county and municipal government, shall be subject to the Tenant's right of curing, or beginning to cure, any condition or event upon which the Landlord relies for terminating this Lease, within thirty (30) days after the written notice provided in subparagraph (b) above. If the Tenant shall (if the same does not cause any forfeiture of title to Landlord), in good faith, contest any of the rules and regulations or decision of any applicable federal, state, county or municipal government as aforementioned, the Landlord's right to terminate this Lease shall be suspended during the period of such contest, or action to cure, so long as the Tenant prosecutes its objections or otherwise moves promptly; and provided further, that the Tenant hereby covenants and agrees, at its own cost and expense, to provide a Bond or Surety satisfactory to Landlord and to indemnify and defend the Landlord against any prosecution, fine or judgment, civil or criminal, as a result of any violation by the Tenant of any federal, state, county or municipal regulation as aforementioned which the Tenant shall contest.

            (e) No reference to any specific right or remedy shall preclude Tenant from exercising any other rights or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, agreement, terms, covenant or condition. No waiver by Tenant of any breach by Landlord under this Lease shall affect this Lease in any way whatsoever. In the event Landlord defaults in the performance of any of its obligations, covenants and warranties hereunder and such default continues for a period of thirty (30) days after written notice thereof to Landlord from Tenant specifying the nature of such default, or such additional period as Landlord may reasonably require to cure the same (except in an emergency that Landlord shall fall to cure immediately), in addition to all other rights and remedies available to Tenant, Tenant may, at its option, cure the same on behalf of Landlord, whereupon the cost of such curing shall be immediately due and payable to Tenant from Landlord upon written demand therefor by Tenant.

      16.   NOTICES

            All notices required or permitted to be given to the Landlord or to the Tenant shall be given by certified mail, return receipt requested, addressed to the Landlord at 33 Cotters Lane, East Brunswick, New Jersey 08816; and to the Tenant at the Leased Premises with a copy to Tenant at: 175 Crossways Park West, Woodbury, NY 11797, Attention: Real Estate Department and/or such other place as the Landlord or Tenant shall designate in writing.

      17.   NONWAIVER BY LANDLORD

            Failure of Landlord to insist upon the strict performance of any provision or to exercise any option or enforce any rules and regulations shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Landlord of rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have barn waived unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

      18.   LIABILITY OF TENANT FOR DEFICIENCY

            In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terror and conditions contained in this Lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which accrued subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received (after deducting costs and expenses), if any, by the Landlord, during the remainder of the unexpired term, and such difference or deficiency between the rent reserved herein and the rent collected, if any, shall became due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained.

      19.   RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

            (a) Except as otherwise provided herein, the Tenant may not make alterations, additions or improvements to the Leased Premises without the written consent of the Landlord, which shall not be unreasonably withheld or delayed. Such alterations, additions or improvements shall be in conformity with applicable governmental and insurance company requirements and at the end of the term of this Lease shall (at the sole option of the Landlord) either be removed by the Tenant or remain as part of the Leased Premises. In the event the Landlord requires that they be removed the Tenant shall place the Leased Premises in the same condition as it was prior to such alterations, additions or improvements (reasonable wear and tear excepted). Notwithstanding anything contained in this Lease to the contrary, at any time during the term, Tenant shall have the right to make non-structural alterations or additions to the interior of the Premises without first obtaining the consent of the Landlord, the cost of which is less than $10,000.00, and subject to such limitation. Landlord hereby consents to Tenant making such alterations or additions to the Premises as Tenant deems necessary and appropriate from time to time.

            (b) Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability. The Tenant shall have no power or right to do any act or make any contract which may create or be the format for any lien, mortgage or other encumbrance upon the estate of the Landlord.

      20.   NON-LIABILITY OF LANDLORD

            It is expressly understood and agreed by and between the parries to this agreement that the Landlord shall not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, nor shall Landlord be liable for any damage caused by other tenants, if any, or person in, upon or about Leased Premises unless due to the negligent acts or omissions of Landlord, its employees, contractors, agents or invitees. It is expressly understood and agreed, in any event, that the Tenant assumes all risk of damage to its property occurring in or about the Leased Premises.

      21.   HOLDOVER

            If the Tenant remains in the premises beyond the expiration date of this Lease, as it may have been extended or renewed, such holding over in itself shall not constitute a renewal or extension of this Lease, but in such event a tenancy from "month to month" shall arise at one and one half times the then monthly rent.

      22.   QUIET ENJOYMENT

            Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease. Notwithstanding anything to the contrary contained in thee Lease, Landlord represents, covenants and warrants (i) that Landlord has lawful title to the Building legally described on Exhibit A and has full right, power and authority to enter into this lease; (ii) there are no easements or other encumbrances or restrictions whether or not of record which might restrict Tenant's ability to conduct its business as contemplated herein or otherwise impair Tenant's rights under this Lease; (iii) that in the construction of the Premises and the operation of the common areas of the Building, Landlord shall comply with all applicable laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof; (iv) the roof and all other portions of the Premises, including, without limitation, all electrical, lighting, plumbing, mechanical, heating, ventilating and air conditioning systems within or servicing the Premises, are in good condition and working order and free of defects; (v) the Building well be developed, managed and maintained in a neat, attractive and reputable manner; (vi) Landlord well lease space in the Building only to reputable tenants and will not lease space in the Building for any illegal purposes.

      23.   RESERVATION OF EASEMENT

            The Landlord reserves the right to grant itself easements and to enter on the Leased Premises during normal business hours and after notice to Tenant in order to install, at its own cost and expense, driveways, storm drains, sewers and/or utility lines in connection therewith as may be required by the Landlord. The Landlord covenants to use its best efforts so that the foregoing work and easements shall not interfere with the normal operation of Tenant's business. In the event that Landlord shall enter the Premises under non-emergency situations in order to perform alterations, improvements, and/or repairs thereto, and as a result thereof, Tenant cannot, in the exercise of reasonable business judgment, operate its business and in fact closes the entire Premises to the public, Landlord agrees that rent and all other charges payable by Tenant hereunder shall be abated from the date of such closure until such time as the condition giving rise to said closure has been corrected, at which time Tenant shall resume the payments required hereunder.

      24.   ENVIRONMENTAL RESPONSIBILITY

            (a) Tenant expressly covenants and agrees to indemnify the Landlord against any claim, damage, liability, costs, penalties or fines which the Landlord may suffer as a result of the

Tenant's violation of any portion of ISRA, the Spill Act or any other environmental pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is in violation of ISRA or the Spill Act or is causing other environmental pollution and at its sole cost and expense to immediately take any and all actions required by law.

            (b) Upon the Tenant's removal from the premises he agrees, at all times after said removal to comply with and to indemnify, defend and save Landlord harmless in respect to any and all claims or causes or actions which may be asserted against Landlord by reason of Tenant's use and occupancy under ISRA, the Spill Act and any other environmental laws. Tenant further agrees to provide to Landlord, at least one month prior to the Tenant's removal from the Premises, either a Letter of Non-Applicability from the New Jersey Department of Environmental Protection and Energy ("DEPE") or a Negative Declaration and No Further Action Letter stating that there has been no discharge of hazardous substances or wastes (as defined by ISRA and the DEPE) in or around the Premises or at any other site to which discharged hazardous substances or hazardous wastes originating in or around the Premises have migrated and that any such discharged hazardous substances or hazardous wastes present at the Premises or that have migrated from the Premises have been remediated in accordance with applicable remediation regulations.

            (c) (i) Landlord will, at Tenant's sole expense except as provided for in paragraph 24(d)(ii) below, have Raritan Enviro Sciences, Inc., or such other environmental consultant appointed by Landlord, conduct an environmental survey and inspection annually (or more often, if required by Landlord) so that any environmental violations may be discovered and corrected in the quickest time possible at the Tenant's cost and expense. Tenant shall have the right to designate an alternate company to complete the annual (or more often, if required by Landlord) environmental survey, provided, however, that Landlord beforehand in writing approve said company which approval shall not be unreasonably withheld.

               (ii) Landlord shall agree to pay for any and all surveys and inspections mentioned in paragraph 24(d)(i) above provided that the survey and/or inspection shows that the Tenant is not in violation of any environmental law, regulations, etc. In the event the Tenant is found to be in violation, he shall pay for that survey and/or inspection and all subsequent surveys and/or inspections the Landlord deems necessary.

            (d) The Tenant hereby agrees not to handle, store or dispose of any hazardous or toxic waste substance upon the Premises which is prohibited by any federal, state or local statute, ordinance or regulation.

            (e) The Tenant's obligations under this Article shall survive the expiration or termination of this Lease.

            (f) Landlord represents and warrants that the Leased Premises are free of all asbestos, asbestos-containing materials and other hazardous or toxic materials (collectively, "Hazardous Materials"). Notwithstanding any provision of the Lease to the contrary, Tenant shall have no obligation to make any repairs, alterations or improvements to the Premises or incur any costs or expenses whatsoever as a result of Hazardous Materials in the Premises, other than those Hazardous Materials brought onto the Premises by Tenant. Landlord shall be solely responsible for any changes to the Premises relating to Hazardous Materials or as required by any present or future laws, ordinances or regulations of any governmental authority, insurance carrier or any similar body, other than those Hazardous Materials brought onto the Premises by Tenant.

            (g) In the event Tenant should desire to make any alterations, additions or improvements to the Premises and is forced to incur any identifiable charges or expenses arising as a result of Hazardous Materials in or at the Premises, other than those Hazardous Materials brought onto the Premises by Tenant and which would not have otherwise been incurred with respect to such measures, Landlord shall be fully responsible for and shall reimburse Tenant for such expenses and rent and all other charges payable by Tenant hereunder shall abate and the Lease, at Tenant's option, shall be extended for a period equal to the period of the delay caused by the existence of said Hazardous Materials.

            (h) Landlord shall indemnify and hold Tenant harmless from and against all liabilities, costs, damages and expenses which Tenant may incur (including, without limitation, reasonable attorneys' fees and disbursements) in enforcing the provisions of this Article or as the result of the presence of Hazardous Materials at the Premises, other than those Hazardous Materials brought onto the Premises by Tenant. The indemnity obligations of the Landlord under this section shall survive the expiration or earlier termination of this Lease.

      25.   SUBORDINATION OF LEASE

            This Lease and the terms and estate hereby granted are and shall be subject and subordinate to the lien of all mortgages which may now or at any time hereafter affect all or any portion of the land or building of the Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof. The foregoing provisions for the subordination of this Lease shall be self-operative and no further instrument shall be required to effect any such subordination; but Tenant shall, however, upon request by Landlord, at any time or times execute and deliver any and all instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same. If Tenant shall fail or otherwise refuse to execute a subordination in accordance with this paragraph, then, and upon such event, Tenant shall be deemed to have breached a material obligation hereunder. Landlord shall use its best efforts to obtain from any mortgagee an agreement providing that so long as Tenant is not in default under the terms of this Lease, the leasehold estate of Tenant created hereby and Tenant's peaceful and quiet possession of the Demised Premises shall be undisturbed by any foreclosure so long as Tenant continues to comply with the terms of this Lease. Such agreement may also provide that Tenant shall attorn to such mortgagee if such holder succeeds to the interest of Landlord in the Property, the Leased Premises or any part or parts thereof by foreclosure proceedings or as a result of any conveyance in lieu of foreclosure proceedings.

      26.   STATEMENTS BY LANDLORD AND TENANT

            (a) If the Landlord desires to procure a mortgage loan (or loans), or desires to recast an existing mortgage on the premises, then and at the request of Landlord, Tenant will furnish to Landlord data, including financial information, which may be reasonably required by any mortgagee in connection with the Leased Premises. For purposes of this paragraph, a consolidated financial statement which includes Tenant's assets, liabilities and operations and certification of Tenant's net worth from Tenant's chief financial officer will satisfy Tenant's obligations. Tenant further agrees that at any time after the commencement of the term and from time to time upon not less than fifteen
(15) days' prior written request by Landlord, to immediately execute, acknowledge and deliver to Landlord a statement (in the form of Schedule "C" or such other form reasonably requested by the mortgagee) in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications or exceptions, that the same is in full force and effect as modified or excepted, and stating the modifications and exceptions, if any), and the date to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee, or any mortgagee or assignee of any mortgage upon the fee, of the Leased Premises. Tenant shall have the right to demand a similar statement from Landlord.

            (b) If any lender with which Landlord has negotiated or may negotiate financing for the property on which the Leased Premises is located shall require a change or changes in this Lease provided such change shall not restrict Tenant's ability to conduct its business or otherwise impair Tenant's rights under this Lease as a condition or one of the conditions of its approval of this Lease for such financing; and if within ten (10) days after notice from Landlord, Tenant fails or refuses to execute with Landlord the amendments to this Lease accomplishing the change or changes which are stated by Landlord to be required in connection with approval of this Lease for purposes of such financing, Landlord shall have the right to cancel this Lease. In the event of cancellation by Landlord hereunder, this Lease shall be and become null and void.

            (c) Upon the Tenant's accepting the Leased Premises and entering possession, pursuant to the terms and conditions hereof, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts the Leased Premises, subject to the terms and conditions of the Lease as herein contained; form of said letter attached hereto as Schedule "C".

      27.   SURRENDER OF DEMISED PREMISES

            Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to the Landlord the Leased Premises in compliance with all governmental regulations as mentioned herein, broom clean and in good order, ordinary wear and tear and casualty damage excepted. The Tenant shall remove all property of the Tenant as directed by Landlord, and failing to do so, Landlord may cause all of said property to be removed at the cost and expense of the Tenant, and Tenant agrees to promptly pay all costs and expenses incurred thereby. If the Landlord suffers any costs or expenses, including loss of rent, due to the fact that Tenant does not surrender on the date stated herein, Landlord may recover such costs and expenses as Landlord might incur if Landlord has to assume any of the Tenant's obligations herein. The Tenant's obligations under this section shall survive the expiration or termination of this Lease.

      28.   CONDEMNATION

            If the whole or any part of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall, at the option of the Landlord, cease and terminate as of the date of title vesting in such proceedings and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease. Tenant shall be entitled to seek a separate award against the condemning authority for its fixtures, equipment and moving expenses but same shall have no affect upon Landlord's claim.

      29.   MEMORANDUM OF LEASE

            Tenant shall not record this Lease, but if either party should desire to record a short form Memorandum of Lease setting forth only the parties, the Leased Premises and the term, such Memorandum of Lease shall be executed, acknowledged and delivered by both parties upon notice from either party.

      30.   SECURITY (NONE)

      31.   EXCUSABLE DELAYS

            In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse the Tenant from the prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

      32.   BROKERS COMMISSION

            By separate instrument, Landlord has entered into a brokerage agreement with Alliance Partners Inc. ("Broker"), whose commission shall be paid by Landlord. Except as expressly set forth in the preceding sentence, Landlord and Tenant covenant and represent to each other that no other parties are entitled to be paid a fee or commission in connection with transaction contemplated by this Lease. If any individual or entity shall assert a claim to a finder's fee or commission as a broker or a finder, then the party who is alleged to have retained such individual or entity shall defend, indemnify and hold harmless the other party from and against any such claim and all costs, expenses, liabilities and damages incurred in connection with such claim or any action or proceeding brought thereon.

      33.   FEES AND EXPENSES

            (a) In the event the parties hereto become involved in any proceeding to enforce this Lease or the rights, duties or obligations hereunder, the prevailing party in such proceedings shall be entitled to receive, as part of any award, reasonable attorneys fees.

            (b) In the event Tenant shall fail to pay any rent or other sums due, and such failure shall continue for ten (10) days after receipt of written notice thereof, then, in addition to Landlord's rights herein, interest shall accrue thereon at the rate of 18% per annum from the tenth day after due date to the date of payment.

      34.   NO REPRESENTATIONS BY LANDLORD

            Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the Leased Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the building and the Leased Premises and is thoroughly acquainted with their condition, and agrees to take the same "as is" and acknowledges that the taking of possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. Tenant's acceptance of the Premises shall not be conditioned upon completion and correction of punch list items and latent defects which do not materially interfere with Tenant's ability to occupy the Leased Premises and conduct its business. Landlord shall complete the items on the punch list with reasonable diligence, but in any event within thirty (30) days after the preparation of the punch list. Tenant shall not be required to pay for any Landlord imposed plan review charges, engineering review charges, barricade fees, signage fees or other construction-related charges. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      35.   OPTION TO RENEW

            (a) The Tenant is hereby given an option to renew this Lease for one
(1) additional term of five (5) years commencing April 1, 2007 through March 31, 2012 from the term hereof upon all the terms and conditions herein, except that the amount of the monthly rent due and payable during the renewal period pursuant to Paragraph #3 shall be increased and calculated in the manner hereinafter set forth; and provided that (a) written notice of the exercise of option is sent by certified mail, return receipt requested, to Landlord at least nine (9) months prior to the expiration of the original term; and further, (b) that Tenant shall not be in default under the terms of this Lease.

            (b) The Base Monthly Rental as set forth in Paragraph #3 shall be adjusted upon the commencement of the aforesaid Renewal Term (the "Adjusted Date") to reflect any increase in the cost of living as such increase, if any, is reflected by a change in the "All Items" Index for the "Consumers Price Index for all Urban Consumers" (Revised CPI-U) (1982-84=100) published by the Bureau of Labor Statistics of the U.S. Dept. of Labor.

            (c) On the Adjustment Date, the increased Base Monthly Rental as provided for in Paragraph #3 hereof shall be determined by multiplying the Base Monthly Rental by a fraction, the denominator of which is the Consumer Price Index for the first month of the Lease and the numerator of which is the Index number for the last month of the term of this Lease, as hereinafter described in "Example Formula." If the C.P.I. is discontinued, then the parties shall, in good faith, agree on a suitable substitute.

                                 EXAMPLE FORMULA

                                             CPI for last month of term
            Base Monthly Rental           x  ----------------------------
                                             CPI for first month of term

      36.   TENANT'S REMEDIES

            Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Leased Premises subject to prior rights of any mortgagee of the Leased Premises or any part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. In the event Landlord transfers this Lease, or sells the Leased Premises, then upon such transfer Landlord will be released from all liability and obligations hereunder providing this Lease is assumed by the new owner.

      37.   BIND AND INURE

            The terms, covenants and conditions of the written Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs and successors and assigns, as the case may be.

            IN WITNESS WHEREOF, the parties hereto above placed their hands and seals or caused these presents to be signed by their proper corporate officers and caused their proper corporate seals to be hereunto affixed, the day and year first above written.

WITNESS:                            JUNTO INVESTMENTS


                                    -----------------------------------------
                                    FRANK A. GREEK, JR.
                                    A PARTNER
-----------------------

ATTEST:                             WEIGHT WATCHERS NORTH AMERICA, INC.


                                    By:
-----------------------                --------------------------------------

STATE OF NEW YORK )
                  )  ss:
COUNTY OF NASSAU  )

BE IT REMEMBERED, that on this 25 day of April, 1997, before me, the subscriber, personally doth depose and make proof to my satisfaction that he is the
Secretary of                named in the within instrument; that Kent Q. Kreh is
the President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the Board of Directors of the said corporation; the deponent well knows the corporate seal of said corporation; and the seal affixed to said instrument is such corporate seal and was thereto affixed and said instrument signed and delivered by the said President as and for his voluntary act and deed and as and for the voluntary act and deed of said corporation, in presence of deponent, who thereupon subscribed his name thereto as witness.


                                          ------------------------------------
                                          SECRETARY

Sworn to and subscribed before
me the date aforesaid


------------------------------
Notary Public

STATE OF NEW JERSEY     )
                        )  ss:
COUNTY OF MIDDLESEX     )

BE IT REMEMBERED, that on this 8th day of May, 1997, before me, the subscriber personally appeared FRANK A. GREEK, JR., who I am satisfied is the person named in and who executed the within instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.


                                          ------------------------------------
                                          NOTARY PUBLIC